Exhibit 99.1

LIONSGATE REPORTS REVENUE OF $471.8 MILLION, ADJUSTED EBITDA OF $17.1 MILLION, EBITDA OF $(13.4) MILLION AND NET LOSS OF $(44.2) MILLION OR $(0.33) PER BASIC SHARE IN THE FIRST QUARTER OF FISCAL 2013

SANTA MONICA, CA, and VANCOUVER, BC, August 9, 2012 — Lionsgate (NYSE: LGF) today reported revenue of $471.8 million, adjusted EBITDA of $17.1 million, EBITDA of $(13.4) million and net loss of $(44.2) million or $(0.33) per share for the first quarter of Fiscal 2013 (quarter ended June 30, 2012).

Revenue of $471.8 million in the first quarter increased by 81% compared to $261.3 million in the prior year quarter, driven by the North American theatrical revenue of the global blockbuster THE HUNGER GAMES and the films CABIN IN THE WOODS and WHAT TO EXPECT WHEN YOU’RE EXPECTING as well as strong revenue gains in the Company’s home entertainment business.

Adjusted EBITDA of $17.1 million and EBITDA of $(13.4) million in the first quarter compared to EBITDA of $28.7 million and adjusted EBITDA of $27.5 million in the prior year quarter and net loss of $(44.2) million in the first quarter compared to net income of $10.3 million in the prior year quarter due in part to an increase of $90 million in theatrical marketing costs associated with five releases in the quarter (including four wide releases) compared to one release in the prior year quarter.  The Company noted that all five releases are anticipated to be profitable on an ultimate basis.

EBITDA and net loss in the quarter were also affected by increased G&A costs due primarily to increased stock-based compensation largely associated with the increase in the Company’s stock price as well as increased costs associated with the integration of Summit Entertainment.  Profitability in the quarter was also impacted by increased interest expense, a noncash charge for early retirement of a significant portion of the Summit term loan debt and the application of purchase accounting required by GAAP.

Basic net loss per common share for the first quarter was $(0.33) on 133.2 million weighted average common shares outstanding, compared to basic net income per common share of $0.08 on 137.0 million weighted average common shares outstanding in the prior year quarter.

Lionsgate’s filmed entertainment backlog was $992 million at June 30, 2012.  Filmed entertainment backlog represents the amount of future revenue not yet recorded from contracts for the licensing of films and television product for television exhibition and in international markets.

“We completed our first quarter on target for our fiscal year and our three-year plan,” said Lionsgate Chief Executive Officer Jon Feltheimer.  “Our financial results in the quarter were affected by marketing costs for a slate of five films, primarily noncash stock-based compensation and a noncash charge for paying down a significant portion of our Summit term loan debt early.  However, with two-thirds of the profitability of the first HUNGER GAMES film still ahead, we anticipate that the combined benefits of our Summit acquisition, the strength of our young adult franchises and the continued evolution of our television business will translate into significant and growing contributions for the balance of our three-year plan.”

Overall motion picture revenue for the first quarter was $406.5 million, an increase of 111% from the prior year quarter.  Within the motion picture segment, theatrical revenue was $137.6 million, a fivefold increase from the prior year first quarter, attributable to the box office performance of THE HUNGER GAMES, the 12th highest-grossing North American release of all time, and the other theatrical releases mentioned above.

Lionsgate’s home entertainment revenue from both motion pictures and television was $145.5 million in the first quarter compared to $92.9 million in the prior year quarter driven by five major DVD and digital releases in the quarter.

Television revenue included in motion picture revenue was $37.1 million in the first quarter, a decrease of 14% from the prior year quarter.

International motion picture revenue of $48.6 million (excluding Lionsgate U.K.) for the first quarter increased more than fourfold from the prior year quarter driven by the worldwide theatrical release of THE HUNGER GAMES as well as revenue contributions from THE TWILIGHT films, CABIN IN THE WOODS, WHAT TO EXPECT WHEN YOU’RE EXPECTING and MAN ON A LEDGE.

Lionsgate U.K. revenue was $32.6 million, a nearly threefold increase from the prior year quarter, on the strength of a theatrical slate driven by THE HUNGER GAMES and Lionsgate U.K.’s SALMON FISHING IN THE YEMEN.

Television production revenue was $65.3 million in the first quarter, a decline of 5% compared to the prior year quarter due primarily to fewer deliveries from the Company’s Debmar-Mercury syndication arm offset in part by increased digital media revenue from Weeds Seasons 6 and 7 and Mad Men Season 5 in their home entertainment windows.

Lionsgate senior management will hold its analyst and investor conference call to discuss its first quarter fiscal 2013 results at 9:00 A.M. ET/6:00 A.M. PT on Friday, August 10, 2012. Interested parties may participate live in the conference call by calling 1-800-230-1059 (612-234-9960 outside the U.S. and Canada).  A full digital replay will be available from Friday morning, August 10, through Friday, August 17, by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 255773.

ABOUT LIONSGATE

Lionsgate is a leading global entertainment company with a strong and diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, family entertainment, digital distribution, new channel platforms and international distribution and sales. The Company has built a significant television presence in production of primetime cable and broadcast network series, distribution and syndication of programming and an array of channel assets. Lionsgate currently has 23 shows on 16 networks spanning its primetime production, distribution and syndication businesses, including the multiple Emmy Award-winning “Mad Men” and the critically-acclaimed series “Weeds,” “Nurse Jackie” and “Boss,” the new network series “Nashville” and “Next Caller,” the Charlie Sheen sitcom “Anger Management,” the syndication successes “Tyler Perry’s House of Payne,” its spinoff “Meet the Browns,” “The Wendy Williams Show” and “Are We There Yet?” and the upcoming “Orange Is The New Black,” an original series for Netflix.

Its feature film business has been fueled by such recent successes as the blockbuster first installment of “The Hunger Games” franchise, which has grossed nearly $700 million at the worldwide box office, “Cabin In The Woods,” “Tyler Perry’s Madea’s Witness Protection” and “Margin Call.” With the January 2012 acquisition of Summit Entertainment, the Company added the blockbuster “The Twilight Saga,”

which has grossed more than $2.5 billion at the worldwide box office, to a slate that already included its “The Hunger Games” franchise and now has the two premier young adult franchises in the world.  Recent Summit hits include “Red,” “Letters to Juliet,” “Knowing,” and the Academy Award-winning Best Picture, “The Hurt Locker.”

Lionsgate’s home entertainment business is an industry leader in box office-to-DVD and box office-to-VOD revenue conversion rate. Lionsgate handles a prestigious and prolific library of approximately 15,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company’s core businesses. The Lionsgate and Summit brands remain synonymous with original, daring, quality entertainment in markets around the world.

***

For further information, please contact:

Peter D. Wilkes

310-255-3726

pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years.  Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series, budget overruns, limitations imposed by our credit facilities and notes, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, risks related to our acquisition strategy and integration of acquired businesses, the effects of disposition of businesses or assets, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on May 30, 2012, which risk factors are incorporated herein by reference.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,
	2012	2012
	(Amounts in thousands,
	except share amounts)
ASSETS
Cash and cash equivalents	$67,583	$64,298
Restricted cash	16,447	11,936
Accounts receivable, net of reserve for returns and allowances of $81,382 (March 31, 2012 - $93,860) and provision for doubtful accounts of $3,872 (March 31, 2012 - $4,551)	587,359	784,530
Investment in films and television programs, net	1,312,049	1,329,053
Property and equipment, net	9,390	9,772
Equity method investments	171,119	171,262
Goodwill	326,361	326,633
Other assets	81,123	90,511
Total assets	$2,571,431	$2,787,995

LIABILITIES
Senior revolving credit facility	$289,450	$99,750
Senior secured second-priority notes	431,693	431,510
Term loan	294,698	477,514
Accounts payable and accrued liabilities	319,834	371,092
Participations and residuals	403,168	420,325
Film obligations and production loans	403,288	561,150
Convertible senior subordinated notes and other financing obligations	106,365	108,276
Deferred revenue	275,049	228,593
Total liabilities	2,523,545	2,698,210

Commitments and contingencies

SHAREHOLDERS’ EQUITY

Common shares, no par value, 500,000,000 shares authorized, 144,392,029 and 143,980,754 shares issued at June 30, 2012 and March 31, 2012, respectively	716,350	712,623
Accumulated deficit	(586,239)	(542,039)
Accumulated other comprehensive loss	(5,137)	(3,711)
	124,974	166,873
Treasury shares, no par value, 11,040,493 shares at June 30, 2012 and March 31, 2012	(77,088)	(77,088)
Total shareholders’ equity	47,886	89,785
Total liabilities and shareholders’ equity	$2,571,431	$2,787,995

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months
	Ended	Ended
	June 30,	June 30,
	2012	2011
		As adjusted (1)
	(Amounts in thousands,
	except per share amounts)

Revenues	$471,820	$261,259
Expenses:
Direct operating	245,818	139,358
Distribution and marketing	178,709	64,746
General and administration	52,344	27,922
Depreciation and amortization	2,105	1,234
Total expenses	478,976	233,260
Operating income (loss)	(7,156)	27,999
Other expenses (income):
Interest expense
Contractual cash based interest	22,728	11,715
Amortization of debt discount (premium) and deferred financing costs	4,762	4,620
Total interest expense	27,490	16,335
Interest and other income	(950)	(442)
Loss on extinguishment of debt	8,159	531
Total other expenses, net	34,699	16,424
Income (loss) before equity interests and income taxes	(41,855)	11,575
Equity interests loss	(145)	(40)
Income (loss) before income taxes	(42,000)	11,535
Income tax provision	2,200	1,201
Net income (loss)	$(44,200)	$10,334

Basic Net Income (Loss) Per Common Share	$(0.33)	$0.08

Diluted Net Income (Loss) Per Common Share	$(0.33)	$0.08

Weighted average number of common shares outstanding:
Basic	133,234	137,011
Diluted	133,234	137,357

(1)         In the quarter ended March 31, 2012, the Company eliminated the lag in recording its share of EPIX’s results. Due to the elimination of the lag in recording the Company’s share of EPIX’s results, prior period amounts presented have been adjusted to eliminate the lag in reporting. The elimination of the lag in reporting of EPIX decreased net income for the three months ended June 30, 2011 by $1.9 million.

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months	Three Months
	Ended	Ended
	June 30,	June 30,
	2012	2011
		As adjusted (1)
	(Amounts in thousands)
Net income (loss)	$(44,200)	$10,334
Foreign currency translation adjustments	(1,921)	74
Net unrealized gain on foreign exchange contracts	495	36
Comprehensive income (loss)	$(45,626)	$10,444

(1) See footnote on Unaudited Condensed Consolidated Statements of Operations table

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED CONDENSED ANNUAL CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months	Three Months
	Ended	Ended
	June 30,	June 30,
	2012	2011
		As adjusted (1)
	(Amounts in thousands)
Operating Activities:
Net income (loss)	$(44,200)	$10,334
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of property and equipment	758	1,154
Amortization of intangible assets	1,347	80
Amortization of films and television programs	167,097	84,983
Amortization of debt discount (premium) and deferred financing costs	4,762	4,620
Non-cash stock-based compensation	6,173	2,261
Loss on extinguishment of debt	8,159	531
Equity interests loss	145	40
Changes in operating assets and liabilities:
Restricted cash	2,956	23,680
Accounts receivable, net	196,134	86,383
Investment in films and television programs	(161,005)	(201,776)
Other assets	(616)	2,283
Accounts payable and accrued liabilities	(44,193)	(81,462)
Participations and residuals	(12,906)	(5,162)
Film obligations	(20,233)	2,260
Deferred revenue	46,637	25,332
Net Cash Flows Provided By (Used In) Operating Activities	151,015	(44,459)
Investing Activities:
Investment in equity method investees	—	(475)
Increase in loans receivable	—	(1,500)
Purchases of property and equipment	(386)	(411)
Net Cash Flows Used In Investing Activities	(386)	(2,386)
Financing Activities:
Exercise of stock options	52	—
Tax withholding requirements on equity awards	(2,745)	(918)
Borrowings under senior revolving credit facility	274,700	95,400
Repayments of borrowings under senior revolving credit facility	(85,000)	(165,150)
Borrowings under individual production loans	33,911	48,466
Repayment of individual production loans	(163,944)	(78,595)
Production loan borrowings under film credit facility	3,058	7,711
Production loan repayments under film credit facility	(10,575)	(8,536)
Change in restricted cash collateral associated with financing activities	(7,467)	—
Repayments of borrowings under Term Loan associated with the acquisition of Summit	(185,504)	—
Proceeds from sale of senior secured second-priority notes, net of deferred financing costs	—	192,396
Repurchase of convertible senior subordinated notes	—	(19,476)
Repayment of other financing obligations	(3,710)	—
Net Cash Flows Provided By (Used In) Financing Activities	(147,224)	71,298
Net Change In Cash And Cash Equivalents	3,405	24,453
Foreign Exchange Effects on Cash	(120)	168
Cash and Cash Equivalents - Beginning Of Period	64,298	86,419
Cash and Cash Equivalents - End Of Period	$67,583	$111,040

(1) See footnote on Unaudited Condensed Consolidated Statements of Operations table

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND EBITDA, AS ADJUSTED

	Three Months	Three Months
	Ended	Ended
	June 30,	June 30,
	2012	2011
		As adjusted (1)
	(Amounts in thousands)

Net income (loss)	$(44,200)	$10,334
Depreciation and amortization	2,105	1,234
Contractual cash based interest	22,728	11,715
Noncash interest expense	4,762	4,620
Interest and other income	(950)	(442)
Income tax provision	2,200	1,201
EBITDA	$(13,355)	$28,662

Loss on extinguishment of debt	8,159	531
Stock-based compensation	9,749	2,606
Acquisition related charges	1,727	—
Corporate defense charges (2)	—	(3,891)
Non-risk prints and advertising expense	10,821	(375)
EBITDA, as adjusted	$17,101	$27,533

(1)         See footnote on Unaudited Condensed Consolidated Statements of Operations table

(2)         For the three months ended June 30, 2011, no significant shareholder activist or related costs were incurred and a benefit, which is a charge for Adjusted EBITDA, resulted from a negotiated settlement of costs incurred and recorded in the prior fiscal year.

EBITDA is defined as earnings before interest, income tax provision, and depreciation and amortization.  EBITDA is a non-GAAP financial measure.

EBITDA, as adjusted represents EBITDA as defined above adjusted for loss on extinguishment of debt, stock-based compensation, acquisition related charges, certain corporate defense and related charges, and non-risk prints and advertising expense. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and stock appreciation rights. Acquisition related charges represent severance and transaction costs associated with the acquisition of Summit. Corporate defense and related charges represent legal fees, other professional fees, and certain other costs associated with a shareholder activist matter. Non-risk prints and advertising expense represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a guarantee that such expense will be recouped from the performance of the film (i.e. there is no risk of loss to the company) net of an amount of the estimated amortization of participation expense that would have been recorded if such amount had not been expensed.

Management believes EBITDA and EBITDA, as adjusted to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA and EBITDA, as adjusted is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers EBITDA and EBITDA, as adjusted to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. EBITDA and EBITDA, as adjusted do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA or EBITDA, as adjusted in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF FREE CASH FLOW TO NET CASH

FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES

	Three Months	Three Months
	Ended	Ended
	June 30,	June 30,
	2012	2011
	(Amounts in thousands)

Net Cash Flows Provided By (Used In) Operating Activities	$151,015	$(44,459)
Purchases of property and equipment	(386)	(411)
Net borrowings under and (repayment) of production loans	(137,550)	(30,954)
Free Cash Flow, as defined	$13,079	$(75,824)

Free cash flow is defined as net cash flows provided by (used in) operating activities, less purchases of property and equipment, plus or minus the net increase or decrease in production loans including production loan activity under the Company’s Film Credit Facility. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films associated with production loans prior to the time the Company actually pays for the film. The Company believes that it is more meaningful to reflect the impact of the payment for these films in its free cash flow when the payments are actually made.

Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles.

Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate whether classified as operating or financing activity (related to the production of our films) within our GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF EBITDA TO FREE CASH FLOW

	Three Months	Three Months
	Ended	Ended
	June 30,	June 30,
	2012	2011
		As adjusted (1)
	(Amounts in thousands)

EBITDA	$(13,355)	$28,662

Plus: Amortization of film and television programs	167,097	84,983
Less: Cash paid for film and television programs (1)	(318,788)	(230,470)
Amortization of film and television programs in excess of cash paid	(151,691)	(145,487)

Plus: Non-cash stock-based compensation	6,173	2,261
Plus: Equity interests loss	145	40
Plus: Loss on extinguishment of debt	8,159	531

EBITDA adjusted for net investment in film and television programs, non-cash stock-based compensation, equity interests loss, and loss on extinguishment of debt	(150,569)	(113,993)

Changes in other operating assets and liabilities:
Restricted cash	2,956	23,680
Accounts receivable, net	196,134	86,383
Other assets	(616)	2,283
Accounts payable and accrued liabilities	(44,193)	(81,462)
Participations and residuals	(12,906)	(5,162)
Deferred revenue	46,637	25,332
	188,012	51,054

Purchases of property and equipment	(386)	(411)
Interest, taxes and other (2)	(23,978)	(12,474)

Free Cash Flow, as defined	$13,079	$(75,824)

(1) Cash paid for film and television programs is calculated using the following amounts as presented in our consolidated statement of cash flows:

Change in investment in film and television programs	$(161,005)	$(201,776)
Change in film obligations	(20,233)	2,260
Borrowings under individual production loans	33,911	48,466
Repayment of individual production loans	(163,944)	(78,595)
Production loan borrowings under film credit facility	3,058	7,711
Production loan repayments under film credit facility	(10,575)	(8,536)
Total cash paid for film and television programs	$(318,788)	$(230,470)

(2) Interest, taxes and other consists of the following:

Contractual cash based interest	$(22,728)	$(11,715)
Interest and other income	950	442
Income tax provision	(2,200)	(1,201)
Total interest, taxes and other	$(23,978)	$(12,474)

(1) See footnote on Unaudited Condensed Consolidated Statements of Operations table

This reconciliation is provided to illustrate the difference between our EBITDA and free cash flow which are both separately reconciled to their corresponding GAAP metrics.